Exhibit 99.2

Press Release For Immediate Release

Independent Bank Group, Inc. to

Acquire Carlile Bancshares, Inc.

McKINNEY, Texas, November 21, 2016 — Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced that Independent Bank Group has entered into a definitive agreement to acquire Carlile Bancshares, Inc. and its subsidiary, Northstar Bank, Denton, Texas.

Carlile Bancshares, through Northstar Bank, operates 24 full service banking locations in Texas and 18 full service banking locations in Colorado. As of September 30, 2016, Carlile Bancshares, Inc., on a consolidated basis, reported total assets of $2.3 billion, total deposits of $1.9 billion, and total equity capital of $385 million. Based upon its September 30, 2016 balance sheet, Independent Bank Group would have total assets of approximately $8.0 billion upon completion of the transaction.

Independent Bank Group Chairman and Chief Executive Officer David R. Brooks stated “The acquisition of Carlile Bancshares represents the continuation of our planned growth through the acquisition of quality banks in attractive new markets. This acquisition marks our entry into Fort Worth and surrounding sub markets, expanding our presence in the Dallas/Fort Worth market region, as well as into Colorado, with locations along the dynamic I-25 corridor from Denver to Colorado Springs.” Mr. Brooks continued, “Northstar Bank brings a quality and committed management team as well as a dedicated group of employees. We are delighted to welcome Northstar Bank’s clients, shareholders, and employees to Independent Bank Group.”

Tom C. Nichols, Chairman of the Board of Carlile Bancshares said, “We are excited to join an organization that shares our approach to community banking. Our clients and employees will benefit by joining a bank with a commitment to customer service and corporate responsibility. We believe our franchise will meaningfully contribute to the combined institution and that Independent Bank Group is the ideal partner for the long-term value of our shareholders.”

Under the terms of the Agreement, Independent Bank Group will issue shares of Independent Bank Group common stock to the shareholders of Carlile Bancshares and pay cash to Carlile Bancshares option holders. The number of shares of Independent Bank Group common stock to be issued to Carlile Bancshares shareholders is based upon aggregate merger consideration of $434 million divided by an agreed price of $47.40 per share of Independent Bank Group common stock, adjusted for the aggregate amount of cash to be paid to option holders. Based upon the Independent Bank Group stock price of $53.95 per share as of November 18, 2016, Independent Bank Group would issue approximately 8.9 million shares and pay cash in the amount of approximately $13.7 million. The $434 million figure used to calculate the merger consideration will be reduced on a dollar for dollar basis if the tangible equity of Carlile Bancshares is less than $200 million at closing. Carlile Bancshares is permitted to pay a pre-closing cash distribution to its shareholders in an aggregate amount of up to $55,250,000.

In anticipation of the transaction, Independent Bank Group today entered into securities purchase agreements with a limited number of institutional investors pursuant to which Independent Bank Group agreed to sell in a private placement an aggregate of 400,000 shares of Independent Bank Group common stock at a purchase price of $52.50 per share. The gross proceeds of the sale of these shares are $21 million. Independent Bank Group will use the proceeds of the offering to make the cash payment to the Carlile Bancshares option holders, and as capital to support growth. Under the offering, Independent Bank Group is obligated to register the shares sold in the offering within 30 days.

As part of the transaction, Mr. Nichols and at least two additional representatives of Carlile Bancshares will join the Board of Directors of Independent Bank Group. The Agreement provides that the Carlile Bancshares directors to be added to the Independent Bank Group Board will represent at least 25% of the Independent Bank Group Board after completion of the transaction.

The merger has been approved by the Boards of Directors of both companies and is expected to close during the second quarter of 2017, although delays may occur. The transaction is subject to certain conditions, including the approval by shareholders of Independent Bank Group and Carlile Bancshares, and customary regulatory approvals.

Independent Bank Group was advised in this transaction by Stephens Inc., as financial advisor and sole placement agent in the private placement. Haynie Rake Repass & Klimko, P.C. and Andrews Kurth Kenyon LLP acted as legal counsel to Independent Bank Group, and Covington & Burling LLP served as legal counsel to the placement agent. Carlile Bancshares was advised by Sandler + O’Neill Partners, L.P., as financial advisor, and Fenimore, Kay, Harrison & Ford, LLP, as legal counsel.

In addition to the information contained within this announcement, an Investor Presentation has been posted on Independent Bank Group’s website (www.ibtx.com) containing additional information regarding this transaction. A conference call covering the acquisition will be held on Tuesday, November 22, 2016 at 8:00 am (CST) and can be accessed by calling (877) 303-7611 and by identifying conference ID number 21916960. A recording of the conference call will be available from November 22, 2016 through November 29, 2016 by accessing our website.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 41 banking offices in three market regions in the Dallas/Ft. Worth, Austin, and Houston, Texas areas.

In connection with the proposed acquisition of Carlile Bancshares, Independent Bank Group will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Independent Bank Group’s common stock to be issued to the shareholders of Carlile Bancshares. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Independent Bank Group and Carlile Bancshares seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT BANK GROUP AND CARLILE BANCSHARES, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the Securities and Exchange Commission at www.sec.gov or from Independent Bank Group at its website, www.ibtx.com. Documents filed with the SEC by Independent Bank Group will be available free of charge by directing a request by telephone or mail to Independent Bank Group, Inc., 1600 Redbud Blvd., Suite 400, McKinney, Texas 75069, 972-562-9004.

Risks and Uncertainties

Risks and uncertainties of the transaction include but are not limited to whether Independent Bank Group can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the trading price of Independent Bank Group common stock; the possibility that credit quality could deteriorate; actions of competitors; costs of existing litigation and any potential legal claims that might arise in the future; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Independent Bank Group’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; and economic conditions, including current rate fluctuations and interest rate fluctuation. These and various other factors are discussed in Independent Bank Group’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, and other reports and statements that Independent Bank Group has filed with the SEC.

Contacts:

Analysts/Investors:

Michelle Hickox

Executive Vice President and Chief Financial Officer

(972) 562-9004

mhickox@ibtx.com

Media:

Peggy Smolen

Marketing Director

(972) 562-9004

psmolen@ibtx.com

Source: Independent Bank Group, Inc.

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